EXHIBIT 10.5

                                 EQUIPMENT LEASE

         THIS LEASE ("LEASE") is made and entered into as of the ____ day of August, 1997, by and between ATLANTIS PLASTICS, INC. successor to Cyanede Plastics, Inc., a Florida corporation ("LESSOR"), and II EAGLES PLASTICS, INC., a Tennessee corporation ("LESSEE").


                                R E C I T A L S:

         A. Lessee desires to lease certain equipment from Lessor, and Lessor desires to lease certain equipment to Lessee, subject to and upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the payment of rent and other charges provided for in this Lease, the covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby covenant and agree as follows:

         1. RECITALS: The foregoing recitals are true and correct and are incorporated herein by this reference.

         2. EQUIPMENT LEASE: Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, upon the terms and conditions hereinafter set forth, that certain equipment (the "EQUIPMENT") more particularly described on EXHIBIT "A" attached hereto and made a part which Equipment is located on the premises (the "Premises") more particularly described on EXHIBIT "B" attached hereto and made a part hereof.

         3. TERM: The term ("TERM") of the Lease shall commence on September 1, 1997 ("COMMENCEMENT DATE") and shall continue until and shall expire on April 30, 1998, unless sooner terminated as hereinafter provided ("EXPIRATION DATE").

         4. RENT: Commencing on the Commencement Date, and thereafter throughout the Term of this Lease, Lessee hereby agrees to pay to Lessor "Base Rent" for the Equipment in the total amount for the Term of One Hundred Forty-Five Thousand No/100 Dollars ($145,000.00) payable as follows: (a) seven (7) equal monthly installments of Five Thousand and No/100 Dollars ($5,000.00) with the first such payment due on September 1, 1997 and subsequent installments due on the first (1st) day of each month thereafter, and (b) a balloon payment in the amount of One Hundred Ten Thousand and No/100 ($110,000.00) which shall be payable on the first day of April, 1998, or upon earlier termination of this Lease. Each payment of rent under this Lease is to be made without offset or deduction whatsoever and to be accompanied by applicable sales tax, both in lawful money of the United States of America, at Lessor's address as designated from time to time by Lessor. The term "RENT" as used in this Lease shall mean "Base Rent" and all other charges and costs due by Lessee to Lessor under this Lease.

                  A. EQUIPMENT RENT NET TO LESSOR. Except as otherwise expressly provided herein, Lessee intends the Base Rent payments for the Equipment to be absolutely net to Lessor, and Lessee shall comply with all laws, and shall pay all taxes, license and registration fees and similar charges imposed on the ownership, possession or use of the Equipment during the term and all costs of maintenance, repair, replacement and insurance of the Equipment, all lessee's sole cost and expense. Lessee shall pay Lessor all costs and expenses, including reasonable attorney's


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fees, before and in connection with litigation and appellate or bankruptcy proceedings, storage, caretaking, and repossession expenses in connection with the enforcement of Lessor's rights hereunder.

         Failure to pay any installment of Rent or any other payment or charge required hereunder for a period of ten (10) days after its due date shall constitute a default under this Equipment Lease.

         5. EQUIPMENT MAINTENANCE. Lessee shall maintain the Equipment in good operating condition, repair and appearance, and protect same from deterioration; shall only use the Equipment for its intended purposes and in the regular course of Lessee's business, within the Equipment's normal capacity, without abuse, and in a manner contemplated by the manufacturer thereof; shall cause the Equipment to be operated only by competent, properly trained and licensed operators; shall pay all expenses of operation of the Equipment and maintenance thereon; and shall not make modifications, alterations or additions to the Equipment, other than normal operating accessories or controls, without the consent of Lessor. The Equipment shall at all times remain on the Premises, all as presently installed.

                  Furthermore, Lessee agrees to comply with all the laws and regulations regarding the use and maintenance of the Equipment and to pay all licenses, fees, assessments and sales, use, property, excise and other taxes hereinafter imposed by any government or governmental agency upon the Equipment or with respect to the use of the Equipment.

         6. EQUIPMENT LESSOR'S PROPERTY, RECORDING. The Equipment is and shall at all times remain, the property of Lessor; and Lessee shall have no right, title or interest therein or thereto except as expressly set forth herein. The Equipment is and shall at all times during the Term be and remain personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to real property or any improvements thereon. Lessee will not change, mark, deface or remove any insignia, identification number, numbering or lettering which is on the Equipment at the time of delivery thereof or which is thereafter placed thereon identifying the Equipment. If Lessor supplies Lessee with labels or tags stating that the Equipment is owned by Lessor, Lessee shall affix such labels to and keep them in a prominent place on the Equipment.

                  Lessee shall at its expense protect and defend Lessor's title, at all times keeping the Equipment free from any legal process and/or encumbrances whatsoever, other than those caused by and relating solely to acts or omissions of Lessor, including, but not limited to liens, attachments, levies and executions, and shall give Lessor immediate written notice thereof and shall reimburse and indemnify Lessor from any loss caused thereby.

         7. EQUIPMENT LEASED "AS IS." Lessee has selected the equipment and Lessor has not and does not herein make any warranties, expressed or implied, as to the merchantability, fitness for a particular purpose or quality of the Equipment and Sublessee is leasing the Equipment in its "as-is, where-is" condition, with all faults. Lessee understands and agrees that the Equipment is not new, and has been used prior to consummation of this Lease. It is agreed that Lessor shall not be responsible as to the condition of the Equipment and the Lessee agrees to look only to the manufacturer and/or actual supplier for any possible defects, be they latent or patent, and will further only look to the aforementioned manufacturer and/or supplier, and not

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to the Lessor, for any other claims. It is specifically acknowledged and agreed that: (i) Lessee is leasing the Equipment in its "AS IS, WHERE IS" condition, and (ii) the "As-Is" nature of this Lease is a material inducement for Lessor to enter into this Lease.

         8. INSURANCE. Lessee shall keep the Equipment fully insured against all risks of loss or damage from every cause and of every character whatsoever for the full replacement value thereof, and shall carry public liability insurance, both personal injury and property damage, covering the Equipment and the operation thereof. All said insurance shall be in forms and amounts and written by insurance companies satisfactory to Lessor. Lessee, at its own expense, shall pay the premiums thereof and deliver to Lessor the policies of insurance. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that Lessor shall be an additional named insured on all such policies and the policies shall provide that Lessor will receive thirty (30) days prior written notice of the effective date of any alteration or cancellation of such policy(ies).

                  Any proceeds of insurance payable as a result of loss or damage to the Equipment shall be applied at the option of Lessor, (a) toward the replacement, restoration or repair of Equipment which may be lost, stolen, destroyed or damaged, or (b) toward payment of the obligations of Lessee hereunder. No loss, theft, damage or destruction of the Equipment shall relieve Lessee of the obligation to pay Rent. In case of the failure of Lessee to procure or maintain such insurance or to comply with any other provision of this Lease, Lessor shall have the right, but shall not be obligated, to effect such insurance or compliance on behalf of and at the expense of Lessee. In that event, all moneys spent by and expenses of Lessor in effecting such insurance or compliance shall be deemed to be additional rent, and shall be paid by Lessee to Lessor forthwith. If Lessor determines that any item of the Equipment is lost, stolen, destroyed or damaged beyond repair, Lessor may, in lieu of the foregoing, require that Lessee pay Lessor in cash all sums then owed by Lessee to Lessor under this Lease, together with the unpaid balance of the total rent of said item or items on the date of such loss, theft, damage or destruction.

         9. RISK OF LOSS. Lessee hereby assumes the entire risk of loss to the Equipment throughout the Term from any kind and every cause whatsoever. In event of loss, Lessor shall have the option: (a) to require Lessee, at Lessee's cost, to repair the Equipment, returning it to the previous condition; or (b) to require Lessee, at Lessee's cost, to replace same with like Equipment acceptable to Lessor and in good condition and of equivalent value, which replacement shall become property of the Lessor, or (c) to require Lessee to pay Lessor the balance of all unpaid rents. In case Lessee shall fail to repair, replace or pay for any destroyed or damaged Equipment, Lessor may repair same at Lessee's expense, and any sums expended by Lessor in connection therewith shall be charged as additional rental, payable forthwith.

         10. INDEMNITY. Lessee shall defend, indemnify and hold harmless Lessor, its agents, officers, servants and employees from any and all liabilities, losses, damages, injuries, claims, demands, fines, penalties, costs and expenses of every kind and nature, whether or not covered by insurance, including, but not limited to, reasonable legal fees and disbursements, before and during trial and all appellate proceedings, arising out of or in any way connected with the ownership, selection, possession,

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leasing, renting, operation, control, use, maintenance, delivery and/or return of the Equipment.

                  Additionally, Lessee agrees to pay and indemnify and hold Lessor harmless from and against any sales, use, VAT, stamp, gross receipts, business, property, ad valorem, import, export or other taxes, tolls, levies, imposts, duties, charges or withholdings from or of any nature (together with any penalties, fines or interests thereon) imposed against Lessor or Lessee on any Equipment upon or with respect to the ownership of any Equipment or the delivery, leasing, possession, exchange, use, operation, transportation, or return of any Equipment hereunder or upon the rentals, receipts, earnings or payments arising therefrom or under or with respect to this agreement.

                  Lessee and Lessor agree for income tax purposes that this Lease is intended to be a true lease. In order to allow Lessor to properly file its income tax return(s), Lessee shall provide to Lessor from time to time information as Lessor may reasonably request.

         11. EVENTS OF DEFAULT. If after expiration of any applicable grace periods, (a) Lessee shall default in the payment of any rent or in making any other payment hereunder when due, or (b) Lessee shall default in the payment when due of any indebtedness of Lessee to Lessor arising independently of this Lease, or (c) Lessee shall breach any warranty hereunder, or (d) Lessee shall default in the performance of any other covenant herein, or (e) Lessee becomes insolvent or makes an assignment for the benefit of creditors, or (f) Lessee applies for or consents to the appointment of a receiver, trustee, conservator or liquidator of Lessee or of all or a substantial part of the assets of Lessee, or if such receiver, trustee, conservator or liquidator is appointed without the application or consent of Lessee, or (g) a petition is filed by or against Lessee under any bankruptcy law providing for the relief of creditors, or (h) if Lessee shall permit any lien or encumbrance, other than a lien or encumbrance of Lessor, to remain on the Equipment for a period of thirty (30) days, or (i) if Lessee attempts to remove (unless Lessor has consented to such removal in writing), sell, transfer, sublet or part with possession of the Equipment, or any of it, or (j) if Lessee defaults under the terms of that certain Sublease entered into on even date herewith by and between Lessor and Lessee (the "Sublease"), or (k) if Lessee permits the Equipment to be improperly operated and/or maintained or used, then, to the extent permitted by applicable law, Lessor shall have the right to exercise any one or more of the remedies as provided in Paragraph 12 below.

         12. LESSOR'S REMEDIES. In the case of any Default by Lessee hereunder, Lessor may, at any time thereafter, terminate this Lease and retake possession of the Equipment and/or declare the entire amount of unpaid total rent for the balance of the term of this Lease due and payable, whereupon the same shall become immediately due and payable, and (a) retain all prior payments of rent and the Equipment, or (b) retain all prior payments of rent and sell the Equipment at public or private sale with notice to Lessee, with or without having the Equipment at the sale, and the proceeds of such sale, less expenses of retaking, storage, repairing and reasonable attorney's fees shall be applied to the payment of the unpaid total rent for the balance of the term of this Lease, Lessee remaining liable for the balance of the unpaid total rent. Lessee shall be liable for any and all expenses Lessor may incur in connection with the enforcement of any of its remedies herein, including, but not limited to, collection costs, court costs, and reasonable attorney's fees and costs before,

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during and after trial and at all appellate or bankruptcy proceedings.

         All remedies of Lessor hereunder are cumulative and may to the extent permitted by law be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an exclusive election of such remedy only or to preclude the exercise of any other remedy. No failure on the part of Lessor to exercise, and no delay in exercising any right or remedy hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise by Lessor of any right or remedy hereunder preclude any other or further exercise of any right or remedy under this Lease or as permitted by applicable law or in equity.

         13. ASSIGNMENT OF EQUIPMENT. Without Lessor's prior written consent, which consent may be withheld in the sole discretion of Lessor, Lessee shall not
(a) assign, transfer, pledge, hypothecate or otherwise dispose of this Lease, the Equipment, or any interest therein, or (b) sublet or lend the Equipment or any part of it or permit it to be used by anyone other than Lessee or Lessee's employees or other than in the ordinary course of Lessee's business. Lessor may not assign this Lease or grant a security interest in this Lease and/or the Equipment, in whole or in part.

         14. RETURN OF EQUIPMENT. Unless the Equipment becomes the property of Lessee pursuant to the terms of paragraph 19 hereof, upon the termination or expiration of the Term hereof, or otherwise when required by the terms of this Lease, Lessee shall deliver to Lessor the Equipment in the same condition, repair and working order as received, less normal depreciation and wear.

         15. NOTICES. Any written notices or demand under this Agreement may be given by one party hereto to the other by hand delivery or registered or certified mail, return receipt requested, mailing it to the party at its address as set forth above, or at such address as the party may provide in writing from time to time. Notice or demand so mailed shall be effective when deposited in the United States mail, duly addressed and with postage prepaid. Lessee shall use the Equipment in a careful manner and shall comply with all laws relating to its possession, use or maintenance. If more than one Lessee is named in this lease, the liability of each shall be joint and several. Lessor may, at its option, construe all covenants herein as conditions and all conditions herein are covenants.

         16. BROKERAGE: The parties each represent and warrant to the other that they have not dealt with any real estate brokers, salesmen, agents or finders to whom a brokerage commission is due in connection herewith. If a claim for commissions in connection with this transaction is made by any broker, salesman or finder claiming to have dealt through or on behalf of one of the parties hereto ("INDEMNITOR"), Indemnitor shall indemnify the other party hereunder ("INDEMNITEE"), and Indemnitee's officers, directors, agents and representatives, from and against all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorney's fees and court costs at all trial and appellate levels) with respect to any such claim. Notwithstanding anything contained in this Lease to the contrary, the provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

         17. ENFORCEMENT COSTS. If any legal action or other proceeding is brought for the enforcement of this Lease, or because of an alleged dispute, breach, or default in connection

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with any provision of this Lease, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs, and all expenses even if not taxable court costs (including, without limitation, all such fees, costs, and expenses incident to arbitration, appellate, bankruptcy, and post-judgment proceedings), incurred in the action or proceeding or any appeal, in addition to any other relief to which the party or parties may be entitled. Attorneys' fees include legal assistant time, expert witness fees, investigative fees, administrative costs, and all other charges billed by the Attorney to the prevailing party.

         18. FINANCING STATEMENTS. Lessee authorizes Lessor to file a financing statement covering this transaction in any and all jurisdictions which have adopted the uniform Commercial Code and at Lessor's request, Lessee will join Lessor in executing financing statements pursuant to the Uniform Commercial Code. Lessee authorizes Lessor to file financing statements signed only by Lessor in all jurisdictions where permitted by law. Even though it is specifically understood and agreed that Lessor is the owner of the Equipment and no financing statement is required, Lessor may at its discretion file a financing statement for information purposes only.

         19. PURCHASE OF EQUIPMENT. Provided that Lessee has paid to Lessor all of the Rent required hereunder, and that the Lessee is not in default under this Lease or the Sublease, then, in consideration of this Lease, Lessee acknowledges and agrees on the Expiration Date to sell the Equipment to Lessee for Ten and No/100 Dollars ($10.00). Upon such sale the Equipment shall become the property of Lessee and Lessor will transfer to Lessee, without recourse, representation or warranty (other than warranty of title), all of Lessors right, title and interest, if any, in and to the Equipment. Lessee understands and agrees that upon the occurrence of any default hereunder and/or termination of this Lease, all of Lessee's rights under this paragraph, and Lessor's obligation to sell the Equipment to Lessee, shall be terminated and null and void.

         20. NO RECOURSE. Notwithstanding anything to the contrary in this Lease, Lessor's maximum liability hereunder for the satisfaction of any remedy Lessee may have hereunder or in connection herewith against Lessor shall not exceed the then market value of the Equipment (excluding any liens or encumbrances with respect thereto). Such exculpation of liability shall be absolute without any exception whatsoever and shall survive termination of this Lease.

         21. INVALIDITY OF PROVISION: If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Sublease shall be valid and be enforceable to the fullest extent permitted by law. This Sublease shall be construed in accordance with the laws of the State of Tennessee.

         22. SUCCESSORS AND ASSIGNS: All terms and provisions of this Lease to be observed and performed by Lessee shall be applicable to and binding upon Lessee's successors and assigns.

         23. ATTORNEY'S FEES: If either party defaults in the performance of any of the terms or provisions of this Lease and by reason thereof the other party employs the services of an

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attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to receive from the other party reasonable attorneys fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy.

         24. MISCELLANEOUS: The terms Lessor and Lessee as herein contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, personal representatives and/or assigns wherever the context so requires or admits. Lessor and Lessee have participated fully in the negotiation and preparation hereof, and, accordingly, this Lease shall not be more strictly construed against either of the parties hereto. All Exhibits attached to this Lease are hereby incorporated in and made a part hereof. Nothing in this Lease shall be deemed to create a partnership or joint venture between Lessor and Lessee, the parties intending their relationship hereunder to be solely that of Lessor and Lessee.

         25. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties hereto and all previous negotiations leading hereto, and this Lease may be modified only by an agreement in writing signed by Lessor and Lessee.


         IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Lease in several counterparts each of which shall be deemed an original, but all constituting a single agreement, as of the day and year first above written.


Witnesses:                             LESSOR:

                                       ATLANTIS PLASTICS, INC.


                                       By: /s/ JOHN GEARY
------------------------------            -------------------------------------
                                       Name: John Geary
                                            -----------------------------------
                                       Title: Vice President and G.M.
------------------------------               ----------------------------------
                                                          [Corporate Seal]
                                       SUBLESSEE:


                                       II EAGLES PLASTICS, INC.


                                       By: /s/ HOBART M. DERRICK & DON L. WYNE
------------------------------            -------------------------------------
                                       Name:   Hobart M. Derrick & Don L. Wyne
                                            -----------------------------------
                                       Title: Partners
------------------------------               ----------------------------------
                                                          [Corporate Seal]






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                                   EXHIBIT "A"


                                 EQUIPMENT LIST























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                                   EXHIBIT "B"


                                    PREMISES
























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